Sub-Item 77Q1: Exhibits.

(e) Addendum 4 to the Advisory Agreement between Westcore Trust and Denver Investment Advisors LLC relating to the International Frontier Fund (formerly known as the International Equity Fund) is incorporated by reference herein to Post-Effective Amendment No. 51 to the Trust's Registration Statement on Form N-1A (Nos. 2 75677 and 811-3373) as filed with the SEC on July 18, 2000.